FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Amtech Systems, Inc. (the “Company”) and Fokko Pentinga (the “Executive”) entered into an Employment Agreement dated June 29, 2012 (with all subsequent amendments thereto, the “Agreement”); and

WHEREAS, the Company and the Executive desire to enter into this Fourth Amendment to Employment Agreement (this “Fourth Amendment”) in order to (i) increase the Executive’s base salary to US$407,000, or €343,055, per annum, (ii) increase the amount of D&O liability insurance maintained by the Company for the benefit of the Executive to $10,000,000, and (iii) modify the Executive’s annual car allowance benefit to provide that the Company shall offer the Executive either a leased automobile or an automobile allowance at a cost to the Company of not more than €29,500 per annum.

NOW, THEREFORE, the parties agree to the following amendment to the Agreement, to be effective as of the date set forth below, with all unmodified portions of the Agreement to remain in full force and effect:

1.
The first sentence in Section 2 of the Agreement is hereby amended to read as follows: “For services rendered to the Company during the term of this Agreement, including services rendered as a Director of the Company or any of its affiliates, the Company shall compensate the Executive with an annual base salary of US$407,000, or €343,055, per annum, based on a six month average exchange rate fixed one day before the effective date of this Agreement.”

2.
The antepenultimate sentence in Section 5 of the Agreement is hereby amended to read as follows: “The Company shall also provide the Executive with a leased automobile or an automobile allowance at a cost of not more than €29,500 per annum.”

3.	In the first sentence of Section 15, the reference to “$1,000,000” shall be replaced with “$10,000,000”.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of April 9, 2015.

AMTECH SYSTEMS, INC.

By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title:     Executive Vice President and
Chief Financial Officer

By: /s/ Fokko Pentinga
Name: Fokko Pentinga
Title: Executive